EXHIBIT 3.2


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             FINE AIR SERVICES, INC.

                             (A FLORIDA CORPORATION)

OPERATOR. GENERATE TABLE OF CONTENTS AS TABLE ENTRY FIELDS - NOT STYLES.
                                      INDEX

ARTICLE ONE - OFFICES
Section 1. Registered Office
Section 2. Other Offices

ARTICLE TWO - MEETINGS OF SHAREHOLDERS
Section 1.  Place
Section 2.  Time of Annual Meeting
Section 3.  Call of Special Meetings
Section 4.  Conduct of Meetings
Section 5.  Notice and Waiver of Notice
Section 6.  Business and Nominations for Annual and Special Meetings
Section 7.  Quorum
Section 8.  Voting Per Share
Section 9.  Voting of Shares
Section 10. Proxies
Section 11. Shareholder List
Section 12. Action Without Meeting
Section 13. Fixing Record Date
Section 14. Inspectors and Judges
Section 15. Voting for Directors
Section 16. Advance Notice of Shareholder Proposed Business at Annual
Meeting
ARTICLE THREE - DIRECTORS
Section 1.  Number; Election and Term; Removal
Section 2.  Vacancies
Section 3.  Powers
Section 4.  Place of Meetings
Section 5.  Annual Meeting
Section 6.  Regular Meetings
Section 7.  Special Meetings and Notice
Section 8.  Quorum; Required Vote; Presumption of Assent


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Section 9.  Action Without Meeting
Section 10. Conference Telephone or Similar Communications Equipment
Meetings
Section 11. Committees
Section 12. Compensation of Directors
Section 13. Chairman of the Board
Section 14. Shareholder Nominations of Director Candidates
ARTICLE FOUR - OFFICERS
Section 1.  Positions
Section 2.  Election of Specified Officers by Board
Section 3.  Election or Appointment of Other Officers
Section 4.  Salaries
Section 5.  Term; Resignation
Section 6.  President
Section 7.  Vice Presidents
Section 8.  Secretary
Section 9.  Other Officers; Employees and Agents
ARTICLE FIVE - CERTIFICATES FOR SHARES
Section 1.  Issue of Certificates
Section 2.  Legends for Preferences and Restrictions on Transfer
Section 3.  Facsimile Signatures
Section 4.  Lost Certificates
Section 5.  Transfer of Shares
Section 6.  Registered Shareholders
Section 7.  Redemption of Control Shares
ARTICLE SIX - LIMITATIONS OF OWNERSHIP BY NON-CITIZENS
Section 1.  Definitions
Section 2.  Policy
Section 3.  Foreign Stock Record
Section 4.  Suspension of Voting Rights
Section 5.  Redemption of Shares
Section 6.  Beneficial Ownership Inquiry
ARTICLE SEVEN - GENERAL PROVISIONS
Section 1.  Dividends
Section 2.  Reserves
Section 3.  Checks
Section 4.  Fiscal Year
Section 5.  Seal
Section 6.  Gender
ARTICLE EIGHT - AMENDMENT OF BYLAWS

                             FINE AIR SERVICES, INC.

                          AMENDED AND RESTATED BYLAWS

                                    OFFICES


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     (a) REGISTERED OFFICE. The registered office of FINE AIR SERVICES, INC, a
     Florida corporation (the "Corporation"), shall be located in the City of Miami, State of Florida, unless otherwise designated by the Board of Directors.
     (b) OTHER OFFICES. The Corporation may also have offices at such other places, either within or without the State of Florida, as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or as the business of the Corporation may require.


                            MEETINGS OF SHAREHOLDERS

     (a) PLACE. All annual meetings of shareholders shall be held at such place, within or without the State of Florida, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders may be held at such place, within or without the State of Florida, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     (b) TIME OF ANNUAL MEETING. Annual meetings of shareholders shall be held on such date and at such time fixed, from time to time, by the Board of Directors, provided that there shall be an annual meeting held every year at which the shareholders shall elect a Board of Directors (or the appropriate class of the Board of Directors if the Board of Directors is divided into two or more classes) and transact such other business as may properly be brought before the meeting.
     (c) CALL OF SPECIAL MEETINGS. Special meetings of the shareholders shall be held if called in accordance with the procedures set forth in the Corporation's Articles of Incorporation (the "Articles of Incorporation") for the call of a special meeting of shareholders.
     (d) CONDUCT OF MEETINGS. The Chairman of the Board (or in his absence, the President or such other designee of the Chairman of the Board) shall preside at the annual and special meetings of shareholders and shall be given full discretion in establishing the rules and procedures to be followed in conducting the meetings, except as otherwise provided by law, the Articles of Incorporation or in these Bylaws.
     (e) NOTICE AND WAIVER OF NOTICE. Except as otherwise provided by law, written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (1O) nor more than sixty (60) days before the day of the meeting, either personally or by first-class mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If the notice is mailed at least thirty
     (30) days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears an the stock transfer books of the Corporation, with postage thereon prepaid. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting.

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     Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of such meeting, unless the person objects at the beginning to the holding of the meeting or the transacting of any business at the meeting, or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented.
     (f) BUSINESS AND NOMINATIONS FOR ANNUAL AND SPECIAL MEETINGS. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof. At any annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with the requirements and procedures set forth in the Articles of Incorporation. Only such persons who are nominated for election as directors of the Corporation in accordance with the requirements and procedures set forth in the Articles of Incorporation shall be eligible for election as directors of the Corporation.
     (g) QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of these shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or by law, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, but in no event shall a quorum consist of less than one-third (1/3) of the shares of each voting group entitled to vote. if less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice, After a quorum has been established at any shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
     (h) VOTING PER SHARE. Except as otherwise provided in the Articles of Incorporation or by law, each shareholder is entitled to one (1) vote for each outstanding share held by him on each matter voted at a shareholders' meeting.
     (i) VOTING OF SHARES. A shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate shareholder or, in the absence of any applicable bylaw, by such person or persons as the board of directors of the corporate shareholder may designate. In the absence of any such designation, or, in case of convicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the


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     corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares. Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his name. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, his act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.
     (j) PROXIES. Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to law, or attorney-in-fact for such persons may vote the shareholder's shares in person or by proxy. Any shareholder of the Corporation may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment form. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An appointment of a proxy is revocable by the shareholder unless the appointment is coupled with an interest.
     (k) SHAREHOLDER LIST. After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each. The shareholders' list must be available for inspection by any shareholder for


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     a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar. Any shareholder of the Corporation or his agent or attorney is entitled on written demand to inspect the shareholders' list (subject to the requirements of law), during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting of shareholders, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.
     (1) ACTION WITHOUT MEETING. Any action required or permitted to be taken by the shareholders of the Company must be effected at a duly called annual or special meeting of shareholders of the Company and may not be effected by any consent in writing by such shareholders.
     (a) FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days, and, in case of a meeting of shareholders, not less than ten (1O) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 13, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date for the adjourned meeting or as required by law.
     (b) INSPECTORS AND JUDGES. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment(s) thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with


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     fairness to all shareholders. On request of the person presiding at the meeting the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.
     (c) VOTING FOR DIRECTORS. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.
     (d) ADVANCE NOTICE OF SHAREHOLDER PROPOSED BUSINESS AT ANNUAL MEETING.
     At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the date of the Company's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than or sixty (60) calendar days after such anniversary, such notice by the stockholder to be timely must be so received not more than ninety (90) days nor later than the later of (i) sixty (60) days prior to the annual meeting or (ii) the close of business on the tenth (l0th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
     (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the requirements of this Article Two, Section 16, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article Two, Section 16; provided, however, that nothing in this Article Two, Section 16 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.


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                                    DIRECTORS

     (a) NUMBER; ELECTION AND TERM; REMOVAL. The number of directors of the Corporation shall be fixed from time to time, within the limits specified by the Articles of Incorporation, by resolution of the Board of Directors; provided, however, that no director's term shall be shortened by reason of a resolution reducing the number of directors. The directors (or the appropriate class of the Board of Directors if the Board of Directors is divided into two or more classes) shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified or until his earlier resignation, removal from office or death. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Florida or shareholders of the Corporation. At no time shall more than one-third of the directors be persons who are not "citizens of the United States" (as such term is defined in Title 49, United States Code,
     Section 40102) ("Non-citizens"). Shareholders shall have the right to remove directors only as provided in the Articles of Incorporation.
     (b) VACANCIES. A director may resign at any time by giving written notice to the Corporation, the Board of Directors or the Chairman of the Board. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled only by the affirmative vote of a majority of the current directors though less than a quorum of the Board of Directors. Shareholders shall not, and shall have no power to, fill any vacancy on the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by shareholders if the vacancy is caused by an increase in the number of directors. Shareholders may remove a director from office prior to the expiration of his or her term, but only for "cause" by an affirmative vote of at least eighty percent (80%) of the combined voting power of the outstanding shares of capital stock of the Company entitled to vote for the election of directors, voting together as a single class.
     (c) POWERS. Except as provided in the Articles of Incorporation and by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.
     (d) PLACE OF MEETINGS. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida.
     (e) ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of shareholders.
     (f) REGULAR MEETINGS. Regular meetings of the Board of Directors may also be


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     held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
     (g) SPECIAL MEETINGS AND NOTICE. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least forty-eight (48) hours before the meeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to directors may also be given by telegram, teletype or other form of electronic communication. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.
     (h) QUORUM; REQUIRED VOTE; PRESUMPTION OF ASSENT. A majority of the number of directors fixed by, or in the manner provided in, the Articles of Incorporation and these Bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled except that in no event may a quorum consist of fewer than one-third of the number of directors so fixed. The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be presumed to have assented to the action taken, unless he objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting or transacting specific business at the meeting, or he votes against or abstains from the action taken.
     (i) ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this
     Section 9 shall have the effect of a meeting vote and may be described as such in any document.
     (j) CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT MEETINGS. Members of the Board of Directors may participate in a meeting of the Board by


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     means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.
     (k) COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board of Directors is required by statute. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Article Three, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. Each committee shall keep minutes and other appropriate records of its proceedings and report the same to the Board of Directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.
     (1) COMPENSATION OF DIRECTORS. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings, Directors may receive such other compensation as may be approved by the Board of Directors.
     (m) CHAIRMAN OF THE BOARD. The Board of Directors may, in its discretion, choose a Chairman of the Board who shall preside at meetings of the shareholders and of the directors. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a director. The Chairman of the Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.
     (n) SHAREHOLDER NOMINATIONS OF DIRECTOR CANDIDATES. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board at an annual or special meeting of shareholders may be made by or at the direction of the Board by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article Three, Section 14; provided, however, that nominations of persons for


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     election to the Board at a special meeting may be made only if the election of directors is one of the purposes described in the special meeting notice required by Section 607.0705 of the Florida Business Corporation Act. Nominations of persons for election at annual meetings, other than nominations made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.
     To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the date of the Company's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty
     (30) calendar days earlier than or sixty (60) calendar days after such anniversary, such notice by the stockholder to be timely must be so received not more than ninety (90) days nor later than the later of (i) sixty (60) days prior to the annual meeting or (ii) the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-electioin as a director, (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice, (i) the name and record address of stockholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director ofthe Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                    OFFICERS

     (a) POSITIONS. The officers of the Corporation shall consist of a President, one or more Vice Presidents and a Secretary, and, if elected by the Board of Directors by resolution, a Chairman of the Board. Any two or more offices may be held by the same person. At no time shall more than one-third of the Officers of the Corporation be Non-citizens.
     (b) ELECTION OF SPECIFIED OFFICERS BY BOARD. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect a President, one or more Vice Presidents and a Secretary.
     (c) ELECTION OR APPOINTMENT OF OTHER OFFICERS. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the President of the Corporation. The Board of Directors shall be advised of appointments by the President at or before the next scheduled Board of Directors meeting.
     (d) SALARIES. The salaries of all officers of the Corporation to be elected by the Board of Directors pursuant to Article Four, Section 2 hereof shall be fixed from time to time by the Board of Directors or pursuant to its discretion. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the President of the Corporation or pursuant to his direction.
     (e) TERM; RESIGNATION. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or the President of the Corporation may be removed, with or without cause, by the Board of Directors. Any officers or agents appointed by the President of the Corporation pursuant to Section 3 of this Article Four may also be removed from such officer positions by the President, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the President of the Corporation, by the President or the Board of Directors. Any officer of the Corporation may resign from his respective office or position by delivering notice to the Corporation. Such resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.
     (f) PRESIDENT. The President shall be the Chief Executive Officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a Chairman of the Board, the President shall preside at meetings of the shareholders and the Board of Directors. At no time shall a Non-citizen be permitted to act as President of the Corporation.
     (g) VICE PRESIDENTS. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the President may from time to time delegate.
     (h) SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it.
     (i) OTHER OFFICERS, EMPLOYEES, AND AGENTS. Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors, the officer so appointing him and such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

                             CERTIFICATES FOR SHARES

     (a) ISSUE OF CERTIFICATES. The Corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the Chairman of the Board, President or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.
     (b) LEGENDS FOR PREFERENCES AND RESTRICTIONS ON TRANSFER. The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, or registered or qualified under applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:
          "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
          ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT
          BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT
          (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY
          APPLICABLE STATE LAW, OR (2) AT HOLDERS EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY
          TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED."

     (a) FACSIMLE SIGNATURES. The signatures of the Chairman of the Board, the President or a Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is manually signed by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of the issuance.
     (b) LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
     (c) TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     (d) REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.
     (e) REDEMPTION OF CONTROL SHARES. As provided by the Florida Business Corporation Act, if a person acquiring control shares of the Corporation does not file an acquiring person statement with the Corporation, the Corporation may, at the discretion of the Board of Directors, redeem the control shares at the fair value thereof at any time during the 60-day period after the last acquisition of such control shares. if a person acquiring control shares of the Corporation files an acquiring person statement with the Corporation, the control shares may be redeemed by the Corporation, at the discretion of the Board of Directors, only if such shares are not accorded full voting rights by the shareholders as provided by law.

                    LIMITATIONS OF OWNERSHIP BY NON-CITIZENS

     (a) DEFINITIONS
(i)"Act" shall mean Subtitle VII of Title 49 of the United States Code, as amended, or as the same may be amended from time to time amended.
(ii)"Beneficial Ownership," "Beneficially Owned," or "Owned Beneficially" refers to beneficial membership as defined in rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i) thereof) under the Securities Exchange Act of

     1934, as amended.
(iii)"Foreign Stock Record" shall have the meaning set forth in Section 49.
(iv)"Non-citizens" shall mean any person or entity who is not a "citizen of the United States" (as defined in Section 40102 of the Act), including any agent, trustee or representative of a Non-citizen.
(v)"Own or Control" or "Owned or Controlled" shall mean (i) ownership of record, (ii) beneficial ownership or (iii) the power to direct, by agreement, agency or in any other manner, the voting of Stock. Any determination by the Board of Directors as to whether Stock is owned or controlled by a Non-citizen shall be final,
(vi)"Permitted Percentage" shall mean 25% of the voting power of the Stock,
(vii)"Stock" shall mean the outstanding capital stock of the Corporation entitled to vote; provided, however, that for the purpose of determining the voting power of Stock that shall at any time constitute the Permitted Percentage, the voting power of Stock outstanding shall not be adjusted downward solely because shares of Stock may not be entitled to vote by reason of any provision of this Article Six,
     (b) POLICY. It is the policy of the corporation that, consistent with the requirements of the Act, Non-citizens shall not Own or Control more than the Permitted Percentage and, if Non-citizens nonetheless at any time Own or Control more than the Permitted Percentage, the voting rights of the Stock in excess of the Permitted Percentage shall be automatically suspended in accordance with Sections 3 and 4 of this Article Six below and/or the corporation may redeem sufficient Stock to ensure that Non-citizens own or control no more than the Permitted Percentage.
     (c) FOREIGN STOCK RECORD. The corporation or any transfer agent designated by it shall maintain a separate stock record (the "Foreign Stock Record") in which shall be registered Stock known to the corporation to be Owned or Controlled by Non-citizens. The Foreign Stock Record shall include (i) the name and nationality of each such Non-citizen, (ii) the number of shares of Stock Owned or Controlled by such Non-citizen and (iii) the date of registration of such shares in the Foreign Stock Record. In no event shall shares in excess of the Permitted Percentage be entered on the Foreign Stock Record. In the event that the Corporation shall determine that Stock registered on the Foreign Stock Record exceeds the Permitted Percentage, sufficient shares shall be removed from the foreign Stock Record so that the number of shares entered therein does not exceed the Permitted Percentage, Stock shall be removed from the Foreign Stock Record in reverse chronological order based upon the date of registration therein.
     (d) SUSPENSION OF VOTING RIGHT. If at any time the number of shares of Stock known to the Corporation to be Owned or Controlled by Non-citizens exceeds the Permitted Percentage, the voting rights of Stock Owned or Controlled by Non-citizens and not registered on the Foreign Stock Record at the time of any vote or action of the shareholders of the Corporation shall, without further action by the Corporation, be suspended. Such suspension of voting rights shall automatically terminate upon the earlier of (i) transfer of such shares to a person or entity who is not a Non-citizen, or (ii) registration of such shares on the Foreign Stock Record, subject to the last two sentences of Section 3.
     (e) REDEMTION OF SHARES. If at any time the number of shares of Stock known to the Corporation to be Owned or Controlled by Non-citizens exceeds the

     Permitted Percentage, the Corporation may take any and all actions necessary to redeem sufficient shares to ensure that the number of shares of Stock Owned or Controlled by Non-citizens is not greater than the Permitted Percentage. Shares redeemed by the Corporation under this Article Six shall be redeemed for cash or property or rights, at the fair market value at the time of redemption. Stock shall be redeemed in reverse chronological order based upon the date of registration on the Foreign Stock Record.
     (f) BENEFICIAL OWNERSHIP INQUIRY. (a) The corporation may be notice in writing (which may be included in the form of proxy or ballot distributed to shareholders with the annual meeting or any special meeting of the shareholders of the Corporation, or otherwise) require a person that is a holder of record of Stock or that the Corporation knows to have, or has reasonable cause to believe has, Beneficial Ownership of Stock to certify in such manner as the corporation shall deem appropriate (including by way of execution of any form of proxy or ballot of such person) that, to the knowledge or such person:
          (i) all Stock as to which such person has record ownership or Beneficial Ownership is Owned and controlled only by Citizens of the United States; or
          (ii) the number and class or series of Stock owned of record or Beneficially Owned by such person that is Owned or Controlled by Non-citizens is as set forth in such certificate.
     (b) With respect to any stock identified in response to clause (a)(ii) above, the corporation may require such person to provide such further information as the corporation may reasonably require in order to implement the provisions of this Article.
     (c) For purposes of applying the provisions of this Article with respect to any Stock, in the event of the failure of any person to provide the certificate of other information to which the corporation is entitled pursuant to this Section 6, the corporation shall presume that the Stock in question is Owned or Controlled by Non-citizens.

                               GENERAL PROVISIONS

     (a) DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Articles of Incorporation.
     (b) RESERVES. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner,
     (c) CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     (d) FISCAL YEAR. The fiscal year of the Corporation shall end on December 3lst of each year, unless otherwise fixed by resolution of the Board of Directors.
     (e) SEAL. The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
     (f) GENDER. All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.

                               AMENDMENT OF BYLAWS

     These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting; provided, however, that the affirmative vote of either (i) at least eighty percent (80%) of the combined voting power of the outstanding shares of capital stock of the Company entitled to vote for the election of directors, voting together as a single class, or (ii) the majority of the entire Board of Directors, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, Sections 3, 6, 12 or 16 of Article Two, Sections 1, 2 or 14 of Article Three or this Article Eight.